Exhibit No. 10.83d

November 30, 2015

Via Facsimile and Certified Mail – Return Receipt Request

Mr. Frederic A. Tomarchio

The Three Marquees

P.O. Box 55

Glenelg,  MD    21737

RE:

Lease Agreement dated January 1, 1997 by and between The Three Marquees (“Landlord”) and Monro Muffler Brake, Inc., successor-in-interest to Mr. Tire, Inc. (“Tenant”) for premises situate at 118 Back River Neck Road, Essex, MD  [MMB #758]

Dear Fred:

Please accept this letter as Monro Muffler Brake, Inc.’s official notification of our intent to renew said lease agreement for the ten-year renewal period commencing on January 1, 2017 and expiring December 31, 2026.  The rent for said renewal shall be increased annually by the Consumer Price Index for all Urban Consumer.  The adjustment shall be no less than 3.5% per year and no more than 7% per year.

Tenant shall have no renewal option remaining.

Please do not hesitate to contact Mindi Collom at 800-876-6676 ext. 3320 if you have any questions relative to the renewal.

Very truly yours,

John W. Van Heel

CEO and President

JVH:mc